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                                                                    EXHIBIT 10.4

                                                          June 21, 2006

Adelphia Communications Corporation
5619 DTC Parkway
Greenwood Village, CO 80111

Time Warner Cable Inc.
290 Harbor Drive
Stamford, CT 06902

Ladies and Gentlemen:

      Reference is made to (i) the Asset Purchase Agreement, dated as of April 20, 2005, between Adelphia Communications Corporation ("ADELPHIA") and Time Warner NY Cable LLC (as amended through the date hereof, the "TW NY APA"), (ii) the Registration Rights and Sale Agreement, by and between Adelphia and Time Warner Cable Inc. (the "ISSUER"), to be entered into in the case of a 363 Sale (as defined in the TW NY APA) as of the Closing (as defined in the TW NY APA) in the form attached hereto as Exhibit A (the "ADELPHIA REGISTRATION RIGHTS AGREEMENT") and (iii) the Registration Rights Agreement, dated as of March 31, 2003, among TWE Holdings II Trust ("TWE HOLDINGS II"), Time Warner Inc. (f/k/a AOL Time Warner Inc.) and the Issuer (as amended, the "COMCAST REGISTRATION RIGHTS AGREEMENT").

      1. Definitions. (a) Except as otherwise indicated, capitalized terms used herein and not otherwise defined herein have the meaning assigned to such terms in the Adelphia Registration Rights Agreement.

            (b) As used in this letter agreement, the following terms have the meanings indicated:

                  (i) "COMCAST LOCK-UP AGREEMENT" means a "Lock-up Agreement" as defined in the Comcast Registration Rights Agreement.

                  (ii) "COMCAST LOCK-UP PERIOD" means the "Lock-Up Period" as defined in the Redemption Agreement.

                  (iii) "COMCAST NATIVE SYSTEMS" has the meaning assigned to such term in the Exchange Agreement.

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                  (iv) "COMCAST SHARES" means "Registrable Securities" as
            defined in the Comcast Registration Rights Agreement.

                  (v) "COMCAST STOCKHOLDER" means a "Stockholder" as defined in the Comcast Registration Rights Agreement.

                  (vi) "COMCAST SHELF REGISTRATION STATEMENT" means the "Section
            2.3 Registration Statement" as defined in the Comcast Registration Rights Agreement.

                  (vii) "COMCAST/ADELPHIA SYSTEMS" has the meaning assigned to such term in the Exchange Agreement.

                  (viii) "EXCHANGE AGREEMENT" means the Exchange Agreement,
            dated as of April 20, 2005, by and among Comcast Corporation ("COMCAST"), the Issuer, Time Warner NY Cable LLC and the other parties named therein, as such agreement may be amended from time to time.

                  (ix) "EXCHANGE CLOSING" means the "Closing" as defined in the
            Exchange Agreement.

                  (x) "REDEMPTION AGREEMENT" means the Redemption Agreement, dated as of April 20, 2005, by and among Comcast Cable Communications Holdings, Inc., MOC Holdco II, Inc., TWE Holdings I Trust, TWE Holdings II, Cable Holdco II Inc., the Issuer and the other parties named therein, as such agreement may be amended from time to time in a manner not adverse to Adelphia.

                  (xi) "U.S. GOVERNMENT" means the Securities and Exchange
            Commission, Department of Justice and any other Governmental Entity of the United States of America to which Purchase Shares are Transferred pursuant to the SEC/DOJ Settlement.

      2. Certain Agreements. Adelphia, for itself and each of its Debtors, the Issuer and TWE Holdings II agree that if the 363 Sale occurs, then notwithstanding any provision of the Adelphia Registration Rights Agreement to the contrary:

            (a) the Stockholder shall not have the right to include any of its Registrable Securities or any other securities of the Issuer in any takedown under the Comcast Shelf Registration Statement;

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            (b) if Comcast Shares and Registrable Securities of the Stockholder
      are included in the same offering, such Comcast Shares shall have priority over such Registrable Securities, and none of such Comcast Shares shall be excluded from such registration or offering pursuant to any "cutback", "priority" or similar provision (including, without limitation, Section
      6.9 of the Adelphia Registration Rights Agreement) unless all such Registrable Securities have also been excluded;

            (c) if the book-running manager of any underwritten public offering pursuant to the Comcast Registration Rights Agreement requires or recommends that Comcast Stockholders execute Comcast Lock-up Agreements in connection with such underwritten public offering, then the Stockholder shall execute and deliver a Lock-up Agreement that (i) contains the same disposition restrictions and other terms and conditions as are included in such Comcast Lock-up Agreement, provided that (A) such disposition restrictions shall not have a duration of more than 180 days after the completion of the first such offering or more than 90 days after the completion of any subsequent offering, (B) in no event shall such disposition restrictions be in effect prior to November 1, 2006 or after February 16, 2008, (C) no such Lock-up Agreement shall prohibit the filing or effectiveness of the Final Registration Statement (and the Registration Actions related thereto) or the solicitation of votes of the Adelphia Claimants with respect to the approval of the Final Distribution, (D) with respect to any distribution under section 1145 of the Bankruptcy Code, if agreed to by such book-running manager, the disposition restriction on the Stockholder may be shorter than that applicable to the Comcast Stockholders and (E) TWE Holdings II shall not avail itself of any early termination of such disposition restrictions agreed to by such book-running manager except to the extent that such book-running manager shall have agreed to an equivalent early termination of such disposition restrictions applicable to the Stockholder, (ii) names the Comcast Stockholders as intended third-party beneficiaries thereof and (iii) requires the prior written consent of the Majority Stockholders (as defined in the Comcast Registration Rights Agreement) for any amendments thereto or waivers thereof;

            (d) the Stockholder shall notify TWE Holdings II (and the Issuer, if not already notified) in writing at least 15 days prior to effecting any Transfer of Registrable Securities (other than pursuant to Section 2.5,
      2.7 or 8.7 of the Adelphia Registration Rights Agreement) (an "ADELPHIA OFFERING") of the Stockholder's intent to effect such Adelphia Offering (it being understood that such notice (each, an "ADELPHIA NOTICE") shall describe in reasonable detail the intended size and manner of such Adelphia Offering). If (i) any public offering of Comcast Shares by a Comcast Stockholder (or associated registration) pursuant to the Comcast Registration Rights Agreement shall then be pending or any Comcast

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      Stockholder shall determine to commence such an offering (or associated registration) upon receipt of such Adelphia Notice (each such offering described in this clause (i), a "COMCAST OFFERING"), (ii) the Comcast Lockup Period is no longer in effect as of the date of such Adelphia Notice, (iii) such Adelphia Offering would reasonably be expected to occur before November 18, 2007 and (iv) unless the Issuer shall otherwise consent, with respect to any Comcast Offering occurring prior to the completion of the earlier of (x) the Initial Sale, (y) the occurrence of a Termination Event and (z) the first sale of Comcast Shares pursuant to a Comcast Offering, the reasonably expected net proceeds to the Comcast Stockholders from such Comcast Offering are at least $1.5 billion in the aggregate, then TWE Holdings II shall have the right (the "DEFERRAL RIGHT"), exercisable upon delivery of a written notice to Adelphia and the Issuer within five Business Days (such five Business Day period, the "NOTICE PERIOD") after the receipt by TWE Holdings II of such Adelphia Notice, to prohibit the Stockholder from Transferring any Registrable Securities in such Adelphia Offering or conducting marketing efforts in connection therewith until the earlier of (A) such time as such Comcast Stockholder shall have ceased to pursue such Comcast Offering in good faith (it being understood that (1) such Comcast Stockholder shall be deemed to have ceased to pursue such Comcast Offering in good faith if it shall have ceased to take material steps in furtherance thereof and (2) such Comcast Stockholder shall provide the Issuer and the Stockholder with prompt written notice if it shall cease to pursue such Comcast Offering) and (B) 45 days (plus (1) the number of days in any Deferral Period (as defined in the Comcast Registration Rights Agreement) relating to such Comcast Offering and (2) without duplication, the number of days that elapse after the Notice Period during which the Comcast Shelf Registration Statement is not effective or sales thereunder cannot be made) from the date of such notice delivered by TWE Holdings II. If TWE Holdings II does not exercise its Deferral Right with respect to an Adelphia Offering and the Stockholder has not completed such Adelphia Offering within 45 days of the end of the Notice Period relating to such Deferral Right, then the Stockholder shall again comply with this paragraph 2(d) prior to Transferring any Registrable Securities (whether pursuant to such Adelphia Offering or otherwise) or conducting any marketing efforts in connection therewith. In addition, the Stockholder shall provide an Adelphia Notice and otherwise comply with this paragraph 2(d) with respect to any Adelphia Offering (i) if the Comcast Lock-up Period terminates during the period the Stockholder is pursuing such Adelphia Offering and (ii) the Stockholder has not entered into a customary firm commitment underwriting agreement specifying the price applicable to the Registrable Securities included in such Adelphia Offering prior to the fifteenth day following the termination of the Comcast Lock-up Period. For the avoidance of doubt, in no event shall

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      the Deferral Right be exercisable by TWE Holdings II prior to November 1,
      2006 or after November 17, 2007;

            (e) unless the Initial Sale or the Termination Event has already occurred or the Issuer otherwise consents, the Comcast Stockholders shall not consummate the first Comcast Offering unless the reasonably expected net proceeds to the Comcast Stockholders from such first Comcast Offering are at least $1.5 billion in the aggregate;

            (f) prior to November 17, 2007, no Stockholder shall Transfer any Purchase Shares to any Person (other than the Escrow Agent) unless such Person shall be bound (in the Comcast Stockholder's reasonable determination) by all of the obligations of the Stockholder set forth in this letter agreement; provided that (i) such requirement shall not apply with respect to Transfers (A) to Adelphia Claimants pursuant to the Remainder Plan, (B) to Permitted Assignees (but subject to paragraph 2(g) below) and (C) pursuant to an underwritten public offering, Section 4.3(b) of the Adelphia Registration Rights Agreement or Rule 144 under the Securities Act (but in each case subject to paragraph 2(d) above) and (ii) notwithstanding paragraphs 2(a) and 2(b), the U.S Government shall have the right to include Purchase Shares received by it pursuant to the SEC/DOJ Settlement in (A) the first takedown under the Comcast Shelf Registration Statement on a pro rata basis with the Comcast Stockholders (relative to the total number of shares of Class A Common Stock proposed to be sold in such takedown by the U.S. Government, on the one hand, and the Comcast Stockholders, on the other hand), except that the Comcast Stockholders shall have priority to include in such takedown (and shall not be subject to any "cutback", "priority" or similar provision in favor of the U.S. Government) such number of Comcast Shares as would reasonably be expected to result in the Comcast Stockholders receiving net proceeds of at least $2.0 billion from such takedown and (B) any subsequent takedown under the Comcast Shelf Registration Statement, it being understood that the Comcast Shares included in such takedown shall have priority over all Purchase Shares included by the U.S. Government in such takedown, and none of such Comcast Shares shall be excluded from such takedown pursuant to any to "cutback", "priority" or similar provision unless all such Purchase Shares have also been excluded. No such Transfer under this paragraph 2(f) (other than to the extent the transferee is the U.S. Government) shall relieve Adelphia of its obligations hereunder with respect to any Purchase Shares; and

            (g) neither Adelphia nor any of its subsequent assignees may assign the Adelphia Registration Rights Agreement or any of its rights thereunder or Transfer any Purchase Shares (or the right to receive any Purchase Shares) to a Permitted Assignee unless the applicable assignee, shall have agreed in writing to be bound by the obligations of Adelphia set forth in this letter agreement. No such assignment shall relieve Adelphia

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      of any of its obligations and Liabilities under this letter agreement with respect to Registrable Securities that it continues to hold, but such assignment shall relieve Adelphia of any further obligation and Liability under this letter agreement arising after the date of assignment with respect to the rights or Registrable Securities so assigned if, but only if, Adelphia provides TWE Holdings II with an indemnification agreement
      (in form and substance reasonably satisfactory to TWE Holdings II, it being understood that the amount or nature of the remaining assets or liabilities of Adelphia shall not be a factor in such determination) indemnifying TWE Holdings II for any breach of the obligations and Liabilities of such assignee under this letter agreement. In addition, no Person shall be permitted to become a party to the Adelphia Registration Rights Agreement unless such Person shall have agreed in writing to be bound by the obligations of the Stockholder set forth in this letter agreement.

      3. Provision of Financial Information. Comcast shall use all commercially reasonable efforts to provide, in a timely manner, all financial statements with respect to (a) the Comcast Native Systems for periods ending on or prior to the Exchange Closing and (b) if the Exchange Closing does not occur substantially contemporaneously with the Closing, the Comcast/Adelphia Systems for any quarterly or annual period as of the end of which the Comcast/Adelphia Systems were owned by Comcast or one or more of its Affiliates that, in each such case, are required by the Commission for inclusion in reports under the Exchange Act and registration statements that are to be filed under the Adelphia Registration Rights Agreement or the Comcast Registration Rights Agreement. In addition, Comcast shall use commercially reasonable efforts to assist the Issuer in obtaining customary accountants' "cold comfort" letters and consents with respect to the financial statements referred to in the immediately preceding sentence to the extent reasonably necessary in connection with any offering under the Securities Act. The Issuer shall reimburse Comcast for the reasonable costs and expenses incurred by Comcast pursuant to this paragraph 3, including reasonable out-of-pocket costs and expenses. Comcast shall give the Issuer reasonable advance notice of the type and amount of such costs and expenses prior to the incurrence thereof.

      4. TW NY APA. Adelphia acknowledges and agrees that TWE Holdings II is a third party beneficiary of Section 5.5(c) of the TW NY APA and, as such, is entitled to enforce the obligations thereunder and receive remedies for breaches thereof.

      5. Termination. This letter agreement, except for paragraph 3, shall terminate upon the occurrence of the Closing (as defined in the Redemption Agreement).

      6. Specific Performance. The parties hereto agree that irreparable damage would occur if any provision of this letter agreement were not performed

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in accordance with the terms hereof and that the parties shall be entitled to an injunction or injunctions to prevent breaches of this letter agreement or to enforce specifically the performance of the terms and provisions hereof, in addition to any other remedy to which they are entitled at law or in equity.

      7. Miscellaneous. This letter agreement shall be governed by and construed in accordance with the law of the State of New York, without regard to the conflicts of law rules of such state. This letter agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Any provision of this letter agreement may be amended or waived only with the written consent of, in the case of an amendment, each party hereto, or, in the case of a waiver, the party against whom such waiver is to be effective.

[The remainder of this page has been intentionally left blank; the next page is the signature page.]

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                                         Very truly yours,

                                         TWE HOLDINGS II TRUST

                                         By:  /s/ Edith E. Holiday
                                              ----------------------------------
                                              Name:  Edith E. Holiday
                                              Title: Solely in her capacity as
                                                     Operating Trustee

                                         COMCAST CORPORATION

                                         By:  /s/ Robert S. Pick
                                              ----------------------------------
                                              Name:  Robert S. Pick
                                              Title: Senior Vice President

Accepted and agreed to:

ADELPHIA COMMUNICATIONS CORPORATION

By:  /s/ Vanessa Wittman
     -----------------------------------
     Name:  Vanessa Wittman
     Title: Executive Vice President and
            Chief Financial Officer

TIME WARNER CABLE INC.

By:  /s/ Satish Adige
     ------------------------------------
     Name:  Satish Adige
     Title: SVP, Investments